Exhibit 99.1

American Midstream Executes Agreement to
Acquire Assets from DCP Midstream for $115 million

Management Intends to Recommend Fourth Quarter 2014 Distribution Increase

DENVER, CO – July 14, 2014 – American Midstream Partners, LP (NYSE: AMID) today announced the execution of a Purchase and Sale Agreement with an affiliate of DCP Midstream, LLC (“DCP”) to acquire entities holding onshore natural gas processing and offshore natural gas gathering and transportation and oil gathering assets for consideration of approximately $115 million. The acquisition complements American Midstream’s High Point system located in Southeast Louisiana, and improves AMID’s ability to compete for increased shallow-water and deep-water production from new drilling in the prolific oil and gas eastern region of the Gulf of Mexico. The acquisition is expected to be funded through the private placement of American Midstream common units. The acquisition is expected to close in August 2014, subject to approval under Hart-Scott-Rodino and other customary closing conditions.

The assets to be acquired include the Mobile Bay gas processing plant (“Mobile Bay”), Dauphin Island gathering and transmission system (“DIGP”), and DCP’s interest in the Main Pass Oil Gathering System (“MPOG”), which collectively provide strong cash flow visibility with the majority of volumes generated by life-of-lease contracts from a growing, high-quality customer base, including several super major producer customers. Asset details include:

•	Mobile Bay is a 300 million cubic feet per day (MMcf/d) cryogenic gas processing plant located in Mobile County, Alabama, and is currently operating at nearly 70 percent of available capacity.

•
DIGP is a 270-mile FERC and non-FERC regulated gas gathering and transmission system that delivers gas to the Mobile Bay plant, and has a design capacity of approximately 1 billion cubic feet per day. Additional production from new and existing customers on DIGP is expected to add approximately 70 MMcf/d in processed volumes at Mobile Bay by the end of 2015 on an exit-rate basis.

•
MPOG is an oil gathering system with a design capacity of 160 thousand barrels per day. American Midstream will acquire DCP’s 67 percent interest in MPOG. MPOG is operated by Panther Midstream, the minority interest owner.

Total consideration for the assets equates to an Adjusted EBITDA multiple of approximately 8.5x for the next twelve months, which is expected to improve to an Adjusted EBITDA multiple of approximately 6.5x for full-year 2015 as a result of identified increases in throughput volume and cost savings.

“We are excited to acquire assets that complement and enhance our current offshore gas gathering and transmission business in the eastern Gulf of Mexico,” said Steve Bergstrom, Executive Chairman,

Exhibit 99.1

President and Chief Executive Officer. “The acquisition is consistent with our growth strategy to pursue third-party and bolt-on opportunities, and upon closing the acquisition we will have the ability to offer oil gathering and natural gas processing services to offshore producers, which will allow us to more effectively compete for deep-water Gulf of Mexico production. Drilling and permitting activity in this region of the Gulf continues to increase after the end of the drilling moratorium, and we are well positioned to capture incremental volume. As a result of this accretive acquisition, management intends to recommend to the board of directors an increase to the quarterly distribution of three to five percent for the fourth quarter 2014 distribution.”
2014 Forecast Update
American Midstream updated its forecast for 2014 Adjusted EBITDA to a range of $44 million to $47 million and Distributable Cash Flow to a range of $24 million to $27 million. The updated 2014 forecast includes the assets to be acquired from DCP, including assumptions for costs associated with acquisition integration and company growth, and does not include other acquisitions, drop downs, or asset development projects the Partnership is pursuing. Forecasted growth capital expenditures in 2014, which exclude capital for maintenance, were updated to a range of $65 million to $70 million to account for accelerated capital costs to accommodate faster drilling and higher throughput for the producer customer on the Lavaca natural gas gathering system that is under construction.
About American Midstream Partners, LP
Denver-based American Midstream Partners is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in the Texas, Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, visit http://www.AmericanMidstream.com.

Investor Contact
Allysa Howell, 303-942-2359
AHowell@Americanmidstream.com
Investor Relations Manager

Forward Looking Statements
This press release includes forward-looking statements. These statements relate to, among other things, projections of a potential acquisition, operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words "anticipate,” "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors, which are described in greater detail in our filings with the SEC. The closing of the acquisition is subject to conditions beyond our control. In addition, if we consummate the acquisition, we face risks associated with the integration of the business, decreased liquidity, increased interest expense, assumption of potential liabilities, diversion of management’s attention, and other risks associated with acquisitions and growth. Please see our Risk Factor

Exhibit 99.1

disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 11, 2014, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 12, 2014. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.
Non-GAAP Financial Measures
This press release includes forecasted non-GAAP financial measures for American Midstream, including “Adjusted EBITDA” and “Distributable Cash Flow.” The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net income (loss). Net income attributable to the Partnership is forecasted to be approximately $10.5 million in 2014.
This press release also includes forecasted non-GAAP financial measures for the acquired assets, including “Adjusted EBITDA.” The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). Net income attributable to the acquired assets is forecasted to be approximately $9.5 million for the next 12 months and approximately $14.1 million for 2015.
Adjusted EBITDA is calculated as net income, plus interest expense, income tax expense, depreciation expense, certain non-cash charges such as non-cash equity compensation, unrealized losses on commodity derivative contracts and selected charges that are unusual or nonrecurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts, amortization of commodity put purchase costs, and selected gains that are unusual or nonrecurring.
Distributable cash flow is calculated as Adjusted EBITDA plus interest income, less cash paid for interest expense, normalized maintenance capital expenditures, and dividends related to the Series A convertible preferred units.